MONTHLY PAYMENT INSTRUCTIONS AND NOTIFICATION
                                  TO THE TRUSTEE
                       BANK OF AMERICA NATIONAL ASSOCIATION
                     BA MASTER CREDIT CARD TRUST SERIES 1996-A
                       MONTHLY PERIOD ENDING AUGUST 31, 1996
                                             ---------------

            Capitalized terms used in this notice have their respective meanings set forth in the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement as supplemented by the Series 1996-A Supplement. This notice is delivered pursuant to Section 4.09.

   A. Bank of America is the Servicer under the Pooling and Servicing Agreement.

   B. The undersigned is a Servicing Officer.

   C. The date of this notice is on or before the related Transfer Date under the Pooling and Servicing Agreement.

I.    INSTRUCTION TO MAKE A WITHDRAWAL

            Pursuant to Section 4.09, the Servicer does hereby instruct the Trustee (i) to make withdrawals from the Finance Charge Account, the Prin-cipal Account, and the Principal Funding Account on SEPTEMBER 13, 1996, which
                                                       ------------------
   date is a Transfer Date under the Pooling and Servicing Agreement, in aggre-gate amounts set forth below in respect of the following amounts and (ii) to apply the proceeds of such withdrawals in accordance with subsection 3 (a) of the Series 1996-A Supplement and Section 4.09 of the Pooling and Servicing
   Agreement:


A.         Pursuant to subsection 3 (a) of the Series 1996-A Supplement:

           1.    Servicer Interchange........................$        305,556.00
                                                              ------------------

B.         Pursuant to subsection 4.09 (a) (i):

           1.    Class A Monthly Interest at the Class A
                 Certificate Rate on the Class A Investor
                 Interest....................................$      3,904,813.62
                                                              ------------------

           2.    Class A Deficiency Amount...................$              0.00
                                                              ------------------

           3.    Class A Additional Interest.................$              0.00
                                                              ------------------



C.         Pursuant to subsection 4.09 (a) (ii):
           1.    Class A Servicing Fee.......................$        261,250.00
                                                              ------------------

           2.    Accrued and unpaid Class A Servicing Fee....$              0.00
                                                             ------------------


D.         Pursuant to subsection 4.09 (a) (iii):
           1.    Class A Investor Default Amount.............$      2,330,134.89
                                                              ------------------

E.         Pursuant to subsection 4.09 (a) (iv):
           1.    Portion of Excess Spread from Class A
                 Available Funds to be allocated and
                 distributed as provided in Section 4.11.....$      2,355,417.57
                                                              ------------------


F.         Pursuant to subsection 4.09 (b) (i):
           1.    Class B Monthly Interest at the Class B
                 Certificate Rate on the Class B Investor
                 Interest....................................$        305,379.40
                                                              ------------------

           2.    Class B Deficiency Amount...................$              0.00
                                                              ------------------

           3.    Class B Additional Interest.................$              0.00
                                                              ------------------


G.         Pursuant to subsection 4.09 (b) (ii):
           1.    Class B Servicing Fee.......................$         19,861.00
                                                              ------------------

           2.    Accrued and unpaid Class B Servicing Fee....$              0.00
                                                              ------------------

H.         Pursuant to subsection 4.09 (b) (iii):
           1.    Portion of Excess Spread from Class B
                 Available Funds to be allocated and
                 distributed as provided in Section 4.11.....$        347,689.48
                                                              ------------------

I.         Pursuant to subsection 4.09 (c) (i):
           1.    Collateral Interest Servicing Fee, if
                 applicable..................................$           N/A
                                                              ------------------

           2.    Accrued and unpaid Collateral Interest
                 Servicing Fee, if applicable................$           N/A
                                                              ------------------

J.         Pursuant to subsection 4.09 (c) (ii):
           1.    Portion of Excess Spread from Collateral
                 Available  Funds to be allocated and
                 distributed as provided  in  Section 4.11...$        828,221.39
                                                              ------------------

                 Total.......................................$     10,658,323.34
                                                              ==================


K.         Pursuant to subsection 4.09 (d) (ii):
           1.    Amount to be treated as Shared Excess
                 Principal Collections.......................$              0.00
                                                              ------------------


L.         Pursuant to subsection 4.09 (d) (iii):
           1.    Amount to be  paid to the  Holder of  the
                 Transferor Certificate......................$     89,533,163.81
                                                              ------------------


           2.    Unallocated Principal Collections...........$              0.00
                                                              ------------------


M.         Pursuant to subsection 4.09 (e) (i):
           1.    Class A Monthly Principal...................$              0.00
                                                              ------------------


N.         Pursuant to subsection 4.09 (e) (ii):
           1.    Class B Monthly Principal...................$              0.00
                                                              ------------------


O.         Pursuant to subsection 4.09 (e) (iii)
           1.    Collateral Monthly Principal to be applied
                 in accordance with the Loan Agreement.......$              0.00
                                                              ------------------

P.         Pursuant to subsection 4.09 (e) (iv):
           1.    Amount to be treated as Shared Excess
                 Principal Collections.......................$              0.00
                                                              ------------------

Q.         Pursuant to subsection 4.09 (e) (v):
           1.    Amount to be paid to the Holder of the
                 Transferor Certificate......................$              0.00
                                                              ------------------

           2.    Unallocated Principal Collections...........$              0.00
                                                              ------------------


                            Total............................$              0.00
                                                              ==================

R.         Pursuant to subsection 4.09 (f):

           1.    Amount to be withdrawn from the Principal
                 Funding Account and deposited into the
                 Distribution Account                        $              0.00
                                                              ------------------

S.         Pursuant to Section 4.13:
           1.    Amount of Shared Excess Finance Charge
                 Collections to be withdrawn from the
                 Finance Charge account to be allocated to
                 Series 1996-A and distributed as provided
                 in Section 4.11                             $              0.00
                                                              ------------------


II.   INSTRUCTION TO MAKE CERTAIN PAYMENTS

            Pursuant to Section 4.09, the Servicer does hereby instruct the Trustee to pay in accordance with Section 5.01 from the Distribution Account on SEPTEMBER 16, 1996, which date is a Distribution Date under the Pooling
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and Servicing Agreement, amounts so deposited in the Distribution Account pursuant to Section 4.09 as set forth below:

A.       Pursuant to subsection 4.09 (g):

           1.    Amount to be distributed to Class A
                 Certificateholders..........................$      3,904,813.62
                                                              ------------------

           2.    Amount to be distributed to Class B
                 Certificateholders..........................$        305,379.40
                                                              ------------------

B.       Pursuant to subsection 4.09 (h) (i):

           1.    Amount to be distributed to Class A
                 Certificateholders..........................$              0.00
                                                              ------------------

C.       Pursuant to subsection 4.09 (h) (ii):

           1.    Amount to be distributed to the  Class B
                 Certificateholders..........................$              0.00
                                                              ------------------




III.  APPLICATION OF EXCESS SPREAD

            Pursuant to Section 4.11, the Servicer does hereby instruct the Trustee to apply the Excess Spread with respect to the related Monthly Period and to make the following distributions in the following priority:

A.         The amount equal to the Class A Required Amount,
           if any, which will be used to fund the Class A
           Required Amount and be applied in accordance
           with, and in the priority set forth in,
           subsection 4.09 (a)...............................$              0.00
                                                              ------------------

B.         The amount equal to the aggregate amount of
           Class A Investor Charge Offs which have not been
           previously reimbursed (after giving effect to
           the allocation on such Transfer Date of certain
           other amounts applied for that purpose) which
           will be treated as a portion of Investor
           Principal Collections and deposited into the
           Principal Account on such Transfer Date...........$              0.00
                                                              ------------------

C.         The amount equal to the Class B Required
           Amount, if any, which will be used to fund the
           Class B Required Amount and be applied first
           in accordance with, and in the priority set
           forth in, subsection 4.09(b) and then any
           amount available to pay the Class B Investor
           Default Amount shall be treated as a portion
           of Investor Principal Collections and
           deposited into the Principal Account..............$        177,144.76
                                                              ------------------


D.         The amount equal to the aggregate amount by
           which the Class B Investor Interest has been
           reduced below the initial Class B Investor
           Interest for reasons other than the payment of
           principal to the Class B Certificateholders
           (but not in excess of the aggregate amount of
           such reductions which have not been previously
           reimbursed) which will be treated as a portion
           of Investor Principal Collections and
           deposited into the Principal Account..............$              0.00
                                                              ------------------


E.         The amount equal to the Collateral Monthly
           Interest plus the amount of any past due
           Collateral Monthly Interest which will be paid
           to the Collateral Interest Holder for
           application in accordance with the Loan
           Agreement.........................................$        383,062.68
                                                              ------------------


F.         The amount equal to the aggregate amount of
           accrued but unpaid Collateral Interest
           Servicing Fees which will be paid to the
           Servicer if the Transferor or an Acceptable
           Successor Servicer is the Servicer................$         24,445.00
                                                              ------------------


G.         The amount equal to the Collateral Default
           Amount, if any, for the prior Monthly Period
           which will be treated as a portion of Investor
           Principal Collections and deposited into the
           Principal Account.................................$        218,024.32
                                                              ------------------


H.         The amount equal to the aggregate amount by
           which the Collateral Interest has been reduced
           below the Required Collateral Interest for
           reasons other than the payment of principal to
           the Collateral Interest Holder (but not in
           excess of the aggregate amount of such
           reductions which have not been previously
           reimbursed) which will be treated as a portion
           of Investor Principal Collections and
           deposited into the Principal Account..............$              0.00
                                                              ------------------

I.         On each Transfer Date from and after the Reserve
           Account Funding Date, but prior to the date on
           which the Reserve Account terminates as
           described in subsection 4.16 (f), the amount up
           to the excess, if any, of the Required Reserve
           Account Amount over the Available Reserve
           Account Amount which shall be deposited into the
           Reserve Account...................................$              0.00
                                                              ------------------


J.         The balance, if any, after giving effect to the
           payments made pursuant to subparagraphs (a)
           through (i) above which shall be deposited into
           the Distribution Account and applied in
           accordance with the provisions of the Loan
           Agreement.........................................$      2,728,651.67
                                                              ------------------


IV.   REALLOCATED PRINCIPAL COLLECTIONS

            Pursuant to Section 4.12, the Servicer does hereby instruct the Trustee to withdraw from the Principal Account and apply Reallocated Principal Collections pursuant to Section 4.12 with respect to the related Monthly Period in the following amounts:

     A.    Reallocated Collateral Principal Receivables......$              0.00
                                                              ------------------

     B.    Reallocated Class B Principal Receivables.........$              0.00
                                                              ------------------


V.   ACCRUED AND UNPAID AMOUNTS

            After giving effect to the withdrawals and transfers to be made in accordance with this notice, the following amounts will be accrued and unpaid with respect to all Monthly Periods preceding the current calendar month.

A.      Subsections 4.09 (a) (i) and (b) (i) :
           (1)   The aggregate amount of the Class A
                 Deficiency    Amount........................$              0.00
                                                              ------------------

           (2)   The aggregate amount of Class B Deficiency
                 Amount......................................$              0.00
                                                              ------------------


B.      Subsections 4.09 (a) (ii) and (b) (ii):
           The aggregate amount of all accrued and unpaid
           Investor Monthly Servicing Fees...................$              0.00
                                                              ------------------


C.      Section 4.10:
           The aggregate amount of all unreimbursed
           Investor Charge Offs..............................$              0.00
                                                              ------------------


IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 11th
                                                                            ----
day of SEPTEMBER, 1996.
       ---------------


                                    BANK OF AMERICA NATIONAL
                                          ASSOCIATION

                                          Transferor and Servicer


                                    By:  /s/ Margaret A. Sprude
                                         ---------------------------------------
                                         Name:  Margaret A. Sprude
                                         Title:    SVP & Chief Financial Officer